KMJ Corbin & Company

Business Advisors   Tax and Audit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus, which is part of the Registration Statement of Harry’s Trucking, Inc. (the “Company”) on Amendment No. 4 of Form SB-2 of our report, dated July 10, 2007 on the financial statements of the Company as of December 31, 2006 and for each of the years in the two-year period then ended. We also consent to the use of KMJ Corbin & Company LLP’s name as it appears under the caption “Experts”.

/s/ KMJ CORBIN & COMPANY LLP

KMJ Corbin & Company

Irvine, California

November 27, 2007